                                                                    EXHIBIT 23.4



                                   CONSENT OF
                            KUNZMAN & BOLLINGER, INC.


         We consent to the incorporation by reference, the use, and all references to us in the Registration Statement, No. 333-67522, in the Registration Statement on Form 8-A filed under Section 12(g) of the Securities and Exchange Act of 1934, and any pre or post-effective amendments thereto, for Atlas America Public #10 Ltd., of our opinion included as Exhibit 5 and our opinion included as Exhibit 8 in the Exhibits to the Registration Statement for Atlas America Public #10 Ltd. on Form SB-2, No. 333-67522, Pre-Effective Amendment No. 1 to the Registration Statement, No. 333-67522, and Pre-Effective Amendment No. 2 to the Registration Statement, No. 333-67522.




                                              /s/ Kunzman & Bollinger, Inc.

                                              KUNZMAN & BOLLINGER, INC.



Oklahoma City, Oklahoma
April 24, 2002